UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 11, 2008 (January 7, 2008)

HONG KONG WINALITE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-83375	87-0575571
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

606, 6/F
Ginza Plaza, 2A Sai Yeung Choi Street South
Mongkok, Kowloon, Hong Kong
(Address of principal executive offices)

(852) 2388-3928
(Registrant's telephone number, including area code)

GOURMET HERB GROWERS, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 7, 2008, Hong Kong Winalite Group, Inc., a Nevada company (the "Company"), filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, pursuant to which the Company amended its previous Articles of Incorporation to, among other things, (i) change its name from "Gourmet Herb Growers, Inc." to "Hong Kong Winalite Group, Inc." and (ii) effectuate a 1-for-7.352380958 reverse stock split of all issued and outstanding shares of the Company's common stock. The foregoing description of the provisions of the Amended and Restated Articles of Incorporation of the Company is qualified in its entirety by reference to the provisions of the Amended and Restated Articles attached hereto as Exhibit 3.1 and incorporated by reference herein.

The new CUSIP number for the Company's common stock is 43858D 104. The Company's common stock will be quoted on the Over The Counter Bulletin Board under the new symbol HKWO.OB.

Item 9.01

Financial Statements And Exhibits.

(d)     Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation filed with the Secretary of State of the State of Nevada on January 7, 2008

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HONG KONG WINALITE GROUP, INC.

By:	/s/ Percy K. Chin
Percy K. Chin
Chief Executive Officer

Dated: January 11, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation filed with the Secretary of State of the State of Nevada on January 7, 2008